                                 Exhibit 10.8

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.


                     DBS PROGRAMMING AFFILIATION AGREEMENT


          DBS PROGRAMMING AFFILIATION AGREEMENT (the "Agreement"), made as of this 28th day of Dec , 1995, between EchoStar Satellite Corporation, a
     ------        -----
Colorado corporation ("EchoStar"), with offices at 90 Inverness Circle East, Englewood, Colorado 80112, and Muzak Limited Partnership, a Delaware limited partnership ("Muzak"), with offices at 2901 Third Avenue, Suite 400, Seattle, Washington 98121.

                                   RECITALS

     A. EchoStar and Muzak, contemporaneous with the execution of this Agreement, have entered into a Video Programming Sales Agent Agreement (the "Video Agreement") and an Uplink Facility Agreement (the "Uplink Agreement"), which Video Agreement and Uplink Agreement contemplated the execution of this Agreement contemporaneous therewith; and

     B. EchoStar is engaged in the business of, among other things, providing direct broadcast satellite-delivered, multi-channel, digital audio, video and data services to commercial and residential subscribers, itself and through its authorized EchoStar Sales Agents (as hereinafter defined); and

     C. Muzak is engaged in the business of, among other things, producing and distributing subscription music, video, data and other services to commercial subscribers, through its owned and independent Muzak Affiliates (as hereinafter defined); and

     D. EchoStar desires to deliver via the EchoStar System (as hereinafter defined) Music Channels (as hereinafter defined) for distribution by EchoStar and EchoStar Sales Agents to residential and commercial consumers; and

     E. Subject to the terms and conditions set forth below, Muzak agrees to allow EchoStar to deliver Music Channels via the EchoStar System and offer subscriptions thereto.

     NOW, THEREFORE, in consideration of the mutual promises and the covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Muzak and EchoStar agree as follows:

SECTION 1.     DEFINITIONS

     In addition to the terms defined above or elsewhere in this Agreement, the following capitalized terms shall have the meanings ascribed to them in this
Section 1 (It is the intent of the parties that the definitions used in this Agreement be consistent with the definitions used in the Uplink Agreement and the Video Agreement. To the extent of any conflict between a defined term in this Agreement and a defined term in the Uplink Agreement or the Video Agreement, it is the parties' intent that the two terms be interpreted in the most reasonable manner so as to give the same or as reasonably similar an interpretation to such defined term as is possible.)

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 2

________________________________________________________________________________


     1.1       "Affected Party" shall have the meaning given to such term in
Section 9.2 of this Agreement.

     1.2       "Affiliate Consent" shall have the meaning given to such term in
Section 9.4 of this Agreement.

     1.3 "Affiliated Entities" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with, such person or entity, any partner of such person or entity, and any member, director, officer or employee of such person or entity.

     1.4 "Commercial Music Channels" shall mean the Music Channels programmed by Muzak which are predominantly targeted for Commercial Subscribers.

     1.5 "Commercial Subscribers" shall mean those EchoStar Subscribers who are activated by EchoStar to receive Music Channels at retail, business, office or other commercial locations.

     1.6 "Commercial Subscriber Fees" shall have the meaning given to such term in Section 2.7(a) of this Agreement.

     1.7 "EchoStar Indemnities" shall mean EchoStar, its Affiliated Entities, its EchoStar Sales Agents, its contractors, subcontractors and authorized distributors, agents and programming suppliers, and the partners, directors, officers, employees and agents of EchoStar, its Affiliated Entities, its EchoStar Sales Agents, its subcontractors, distributors, agents and programming suppliers.

     1.8 "EchoStar Sales Agents" shall mean those persons or entities authorized by EchoStar to solicit video, audio and data programming services delivered via the EchoStar System, with the exception of Muzak and the Participating Muzak Affiliates.

     1.9 "EchoStar Subscriber" shall mean a commercial or residential subscriber activated by EchoStar to receive audio, video and/or data programming services via the EchoStar System.

     1.10 "EchoStar System" shall mean the direct broadcast satellite delivery system utilized by EchoStar and located at a 119 degrees orbital slot assignment with 12.2 to 12.7 GHz downlink frequencies, and authorized by the Federal Communications Commission ("FCC") for delivery of multi-channel digital audio, video and data services.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 3

________________________________________________________________________________


     1.11 "EchoStar's Uplink Facility" shall mean EchoStar's satellite uplink and broadcast center located in Cheyenne, Wyoming that serves the function of uplinking satellite signals to the EchoStar System.

     1.12 "Exclusive Muzak Territories" shall have the meaning given to such term in Section 9.4 of this Agreement.

     1.13 "Force Majeure" shall mean an event described in Section 10.8 of this Agreement.

     1.14 "Indemnified Party" shall mean a party seeking indemnification pursuant to Section 8.3 of this Agreement.

     1.15 "Indemnifying Party" shall mean a party from whom indemnification is sought pursuant to Section 8.3 of this Agreement.

     1.16 "Music Channels" shall mean Commercial Music Channels and Residential Music Channels, as more fully described in Section 2.1, which in any event shall exclude the Exclusive Muzak Channels (as defined in the Uplink Agreement). The Music Channels may be in mono or stereo sound, as determined by EchoStar in its sole discretion.

     1.17 "Music Subscribers" shall mean Residential Subscribers and Commercial Subscribers.

     1.18 "Muzak" shall have the meaning given to such term in the introductory paragraph of this Agreement, and shall be deemed to include owned Muzak Affiliates, except where circumstances otherwise require or where it would not be logical to infer such inclusion.

     1.19 "Muzak Affiliates" shall mean those existing owned and independent operators at the effective date of this Agreement, their successors, assignees and transferees as permitted by Muzak, that have the exclusive right to use the existing Muzak(R) trademark and certain other existing trademarks of Muzak, and to distribute subscription music services, adjunct services related to the sequencing, changing and switching of music-program communications, and certain adjunct services related to the delivery of advertising, data and video communications, in Exclusive Muzak Territories.

     1.20 "Muzak Affiliation Agreement" shall mean collectively the franchise agreement and the Participating Affiliate Agreement between Muzak and an independent Muzak Affiliate.

     1.21 "Muzak Indemnities" shall mean Muzak, the Participating Muzak Affiliates, its Affiliated Entities, its contractors, subcontractors and authorized distributors and agents, and

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 4

________________________________________________________________________________


the partners, directors, officers, employees and agents of Muzak, the Participating Muzak Affiliates, such Affiliated Entities, subcontractors, distributors and agents.

     1.22 "Muzak Services" shall mean the Music Channels and the Exclusive Muzak Channels (as defined in the Uplink Agreement).

     1.23      "Other Party" shall have the meaning given to such term in
Section 9.2 of this Agreement.

     1.24 "Participating Muzak Affiliate" shall mean a Muzak Affiliate that executes a Participating Affiliate Agreement with Muzak, which thereby shall become a part of the Muzak Affiliation Agreement.

     1.25 "Participating Affiliate Agreement" shall mean the agreement between Muzak and an independent Muzak Affiliate pursuant to which Muzak obtains Affiliate Consent and which agreement shall require Participating Muzak Affiliates to comply with all terms and conditions in this Agreement, the Video Agreement and the Uplink Agreement, applicable to Participating Muzak Affiliates.

     1.26 "Performance Right Fees" shall have the meaning given to such term in Section 2.3(a) of this Agreement.

     1.27 "Residential Music Channels" shall mean the Music Channels programmed by Muzak which are predominantly targeted for Residential Subscribers.

     1.28 "Residential Subscriber Fee" shall have the meaning given to such term in Section 2.2 of this Agreement.

     1.29 "Residential Subscribers" shall mean EchoStar Subscribers who are activated by EchoStar to receive Music Channels at their homes.

     1.30 "Second Satellite Launch" shall mean the initial date on which EchoStar commences transmission of the Video Services or Muzak Services on a second EchoStar System satellite, which date shall in no event be later than December 31, 1997.

     1.31 "Service Launch" shall mean the initial date on which EchoStar commences transmission of the Music Channels for revenue-generating purposes, which date shall in no event be later than October 31, 1996.

     1.32 "Subscriber Fees" shall mean Residential Subscriber Fees and Commercial Subscriber Fees.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 5

________________________________________________________________________________


     1.33      "Term" shall mean the duration of this Agreement, as set forth in
Section 9.1 hereof.

     1.34 "Territory" shall mean the footprint of the EchoStar System, subject to any international, foreign, Federal, state, local or municipal, conventions, treaties, laws, statutes, regulations, rules, ordinances or codes, or prohibitions contained in programming agreements, which otherwise limit or restrict EchoStar's right or ability to deliver any audio, video or data programming services via the EchoStar System for receipt in any given jurisdiction.

     1.35 "Third Party Claim" shall mean any claim, assessment, action, suit, audit or proceeding by a third party in respect of which indemnity may be sought pursuant to Section 8 of this Agreement.

SECTION 2.     PROGRAMMING AND TRANSMISSION OF MUSIC CHANNELS

     2.1       Music Channels.
               --------------

               (a) Muzak will provide EchoStar with a multi-channel, digital, music service as described in 2.1(b) for distribution over the EchoStar System (the "Music Channels"). Subject to the terms and conditions of this Agreement (including Affiliate Consent required pursuant to Section 9.4) and the on-going rights of Muzak and Muzak Affiliates to distribute the Music Channels, Muzak hereby grants to EchoStar the exclusive right and license to: (i) receive the Music Channels from Muzak; (ii) transmit the signal of the Music Channels in a digitally compressed, encrypted format, in mono or stereo sound as determined in EchoStar's discretion, via the EchoStar System; (iii) activate and deactivate consumer equipment (IRDs) for exhibition of the Music Channels as transmitted via the EchoStar System to Residential Subscribers and Commercial Subscribers;
(iv) brand the Music Channels as EchoStar deems appropriate in its sole discretion; and (v) offer and sell subscriptions to the Music Channels and conduct customer service functions. Muzak represents and warrants (subject to Affiliate Consent required pursuant to Section 9.4 below) that it has all rights necessary to grant EchoStar the right to transmit the Music Channels to Residential Subscribers and Commercial Subscribers.

               (b) Effective upon Service Launch, and until the Second Satellite Launch, the Music Channels will consist of thirteen (13) Commercial Music Channels and fourteen (14) Residential Music Channels. Effective upon the Second Satellite Launch, the Music Channels will consist of thirty (30) Music Channels.

               (c) The Music Channels shall not include the Environmental (R) or FM-One(R) channels. Subject to Section 2.1(b), Muzak shall, in the exercise of its sole discretion, be solely responsible for the programming and format of the Music Channels; provided, however, that (i) EchoStar will have the right to propose and to approve the format of each new

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 6

________________________________________________________________________________

Music Channel prior to its inclusion in the Music Channels, and (ii) EchoStar may require Muzak to change the format of any Music Channel, and Muzak shall effect any such change at no charge to EchoStar prior to the Second Satellite Launch and for a fee of [**] per change after the Second Satellite Launch. Notwithstanding the exclusivity of the Exclusive Muzak Channels, the Music Channels may include channels with a similar tone or content as, but not identical to, any of the Exclusive Muzak Channels, with the exception of the Environmental(R) Channel. Such similar channels shall in no event utilize or duplicate Muzak's proprietary Stimulus Progression(R) or Quantum Modulation(R) techniques.

               (d) All ownership, right, title and interest of any nature in and to all or any part of the Music Channels and the programming contained therein is vested exclusively in Muzak and neither EchoStar nor any EchoStar Sales Agents shall have any right, title or interest in or to all or any part of the Music Channels or the programming contained therein, except as specifically licensed under this Agreement.

               (e) EchoStar shall be entitled to package and brand the Music Channels in any manner it chooses for distribution to Residential Subscribers and Commercial Subscribers.

               (f) The parties acknowledge that each Music Channel shall be deemed to have a value of [**]. If for any reason EchoStar prices the Music Channels at a higher rate, resulting in an increase in the Performance Right Fees payable by Muzak hereunder as of the date this Agreement is executed, EchoStar shall pay such increase.

     2.2       Subscriber Fees for Residential Subscribers. EchoStar shall pay
               -------------------------------------------
to Muzak a monthly programming fee of [**] per Music Channel per Residential Subscriber (the "Residential Subscriber Fee"). The Residential Subscriber Fee is only payable after EchoStar collects payment for the Music Channels from the applicable Residential Subscriber for the applicable month.

     2.3       Delivery of the Music Channels.
               ------------------------------

               (a) Muzak shall be responsible for all costs of programming, production, playback and transmission of the Music Channels to EchoStar's Uplink Facility. Except as provided herein in Section 2.1(f) above and in Section 2.3 of the Uplink Agreement, Muzak shall be responsible for the cost of copyright, royalty or other performance rights payments through to the viewer, including, without limitation, payments to ASCAP, BMI, SESAC and any other applicable music performance society or other applicable entity (collectively referred to as "Performance Right Fees") with respect to the sale of all Music Channels to any Residential Subscribers; provided, however, that in the event that at any time during the term of this Agreement, Performance Right Fees exceed the Residential Subscriber Fee, EchoStar shall pay such excess. EchoStar and the EchoStar Sales Agents shall be independently responsible for

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.



DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 7

________________________________________________________________________________


collecting and remitting all Performance Right Fees, with respect to the sale of any Music Channels to a Commercial Subscriber by EchoStar or EchoStar Sales Agents, and EchoStar acknowledges that Muzak has no responsibility for such Performance Rights Fees.

     2.4       Additional Equipment. Muzak shall be responsible for any
               --------------------
equipment (including the Mpeg Audio Encoder Boards) necessary for EchoStar to receive and uplink the Music Channels at the point the Music Channels exit the Mpeg Audio Encoder Boards, other than equipment which EchoStar currently utilizes for receiving and uplinking signals to the EchoStar System.

     2.5       Cost of Transmission. Except as provided to the contrary in
               --------------------
Section 2.4 above, EchoStar shall be responsible for all costs of transmission of the Music Channels from EchoStar's Uplink Facility to the EchoStar System and to EchoStar Subscribers.

     2.6       Rate Cards.  EchoStar shall be responsible for setting rate cards
               ----------
for the sale of the Music Channels to EchoStar Subscribers by EchoStar Sales Agents, and EchoStar shall be responsible for enforcing rate cards applicable to sales of the Music Channels to EchoStar Subscribers by EchoStar Sales Agents. The packaging and pricing of the Music Channels by EchoStar and EchoStar Sales Agents to EchoStar Subscribers will be decided by EchoStar, in its sole discretion.

     2.7       Distribution of the Music Channels by EchoStar or EchoStar Sales
               ----------------------------------------------------------------
Agents to Commercial Subscribers.
- --------------------------------

               (a) EchoStar will pay to Muzak and Participating Muzak Affiliates, as applicable, each month a fee per each Commercial Subscriber in an amount equal to [**] of Commercial EchoStar Collections (the "Commercial Subscriber Fee") for any sales of the Music Channels to Commercial Subscribers by EchoStar or EchoStar Sales Agents in such entity's Exclusive Muzak Territory.

               (b) "Commercial EchoStar Collections" means the recurring monthly charges collected from a Commercial Subscriber for the provision of the Music Channels on the EchoStar System by EchoStar or EchoStar Agents. "Commercial EchoStar Collections" shall not include any amounts collected from Commercial Subscribers: (i) for sound system or video equipment lease, purchase, installation or maintenance; (ii) for Performance Right Fees with respect to the Music Channels; and (iii) any applicable sales, use or excise taxes with respect to the Music Channels.

     2.8       Discontinuation of Music Channels.  EchoStar may, at any time, by
               ---------------------------------
giving sixty (60) days' prior written notice to Muzak, discontinue the uplink and distribution of the Music Channels. Upon such discontinuation, EchoStar shall purchase the equipment referred

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 8

________________________________________________________________________________


to in Section 2.4 above by payment to Muzak of the depreciated book value of such equipment (which the parties agree to have a deemed value of [**], allocating depreciation on a straight-line basis over five years.

     2.9       Control Over System.  Notwithstanding anything to the contrary in
               -------------------
this Agreement, EchoStar shall always be entitled to exercise control over all aspects of the EchoStar System, including any programming or other material provided by Muzak, but only to the minimum extent EchoStar is required to do so by Federal Communications Commission or similar law, rule or regulation.

SECTION 3.     VIDEO AGREEMENT AND UPLINK AGREEMENT

     3.1       Video Agreement.  Contemporaneous with the execution of this
               ---------------
Agreement, the parties have executed the Video Agreement, which permits Muzak and Participating Muzak Affiliates to solicit orders for, as an agent of EchoStar, certain video programming packages at prices determined by EchoStar and delivered via the EchoStar System.

     3.2       Uplink Agreement.  Contemporaneous with the execution of this
               -----------------
Agreement, the parties have executed the Uplink Agreement, pursuant to which EchoStar shall uplink and deliver the Muzak Services.

SECTION 4.     PAYMENT TERMS, REPORTS AND AUDITS

     4.1       Payment Schedule. All monthly Subscriber Fee payments required to
               ----------------
be made by EchoStar pursuant to Sections 2.2 and 2.7 shall be paid within forty five (45) days of the end of each month during the term of this Agreement.

     4.2       Reports. Together with the monthly Subscriber Fee payments
               -------
required under Section 4.1 above, EchoStar shall submit to Muzak a report, which reasonably details the amounts payable to Muzak and the Participating Muzak Affiliates pursuant to this Agreement. Such reports shall include for each applicable month: (i) the total number of Music Subscribers; (ii) the total number of Residential Subscribers and Commercial Subscribers; (iii) the total number of EchoStar Subscribers; (iv) the total number of Residential Subscribers and Commercial Subscribers receiving free trial subscriptions to the Music Channels; (v) the Music Channels ordered by such subscribers; and (vi) the Commercial EchoStar Collections (including itemization) for each Commercial Subscriber. The report shall reflect all Commercial EchoStar Collections during the periods to which such payments pertain. In any event such report shall contain such information as is required by the applicable performance rights societies and other applicable entities. Muzak acknowledges and agrees that all information provided by EchoStar to Muzak under this Section 4.2 is deemed proprietary to EchoStar, and Muzak represents and

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 9

________________________________________________________________________________


agrees that it will treat all such information confidential as required by
Section 10.7(a) of this Agreement.

     4.3       Collection of Billings.  EchoStar shall be solely responsible for
               ----------------------
all billing and collection of: (i) fees charged to Residential Subscribers for Music Channels distributed by EchoStar or EchoStar Sales Agents; and (ii) fees charged to Commercial Subscribers for Music Channels distributed by EchoStar or EchoStar Sales Agents, and EchoStar shall undertake such billing and collection activities in accordance with its customary prevailing practices and in the exercise of reasonable and prudent business judgment. Notwithstanding anything to the contrary herein, EchoStar may offer free trials of the Music Channels for periods of up to thirty (30) days or such other trial period as mutually agreed to by Muzak and EchoStar from time to time, which free trials shall be excluded from the payment calculation in Section 2.7 above.

     4.4       Late Payments. In the event that any overdue balances are ever
               -------------
owed by EchoStar to Muzak, late charges shall be assessed on a monthly basis at the rate of 1.5% of the outstanding balance per month or the maximum amount allowed by law, whichever is lower. Notwithstanding the above, EchoStar shall have one (1) late payment of no more than ten (10) days following the date upon which such amount was due in any calendar year without incurring late payment charges with respect to such payment due.

     4.5       Subscriber Cancellations. Muzak understands that any Music
               ------------------------
Channels which are cancelled by a subscriber, or for which a credit is issued, shall effect a pro rata reduction in Subscriber Fees paid or payable to Muzak and/or the applicable Participating Muzak Affiliate, to be assessed as a charge back to Muzak and/or the applicable Participating Muzak Affiliate, which charge back may be offset against any money due to Muzak and/or the applicable Participating Muzak Affiliate from EchoStar or otherwise to be reimbursed by Muzak and/or the applicable Participating Muzak Affiliate, as applicable, to EchoStar.

     4.6       Multi-Month Payments.  In the case of multi-month subscriptions,
               --------------------
Subscriber Fees will be paid monthly as the Music Channels are provided, even if a multi-month payment is received by EchoStar.

     4.7       Muzak Audit Rights.
               ------------------

               (a) EchoStar shall keep complete and accurate books and records of all EchoStar Subscriber accounts. During the term of this Agreement and for a period of one (1) year thereafter, Muzak or its designated representative may, in its reasonable discretion, on at least ten (10) days' advance written notice, not more than once in any twelve (12) month period, at EchoStar's offices, at reasonable times within regular business hours approved by EchoStar, which approval shall not be unreasonably withheld, and at Muzak's sole cost and expense, inspect and audit such books and records, provided that such inspection and audit shall be no

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 10

________________________________________________________________________________


more extensive than is required to verify that EchoStar's payments to Muzak and the Participating Muzak Affiliates have been properly computed in accordance with the terms of this Agreement. Muzak shall not assess EchoStar for amounts found, as a result of such audit, to be owing thereafter if such amounts relate to a reporting period that ended more than two (2) years prior to the date such audit commenced. In the event that any audit undertaken by Muzak results in a determination that there has been either an underpayment or overpayment of the amounts due Muzak or any Participating Muzak Affiliate hereunder, then within thirty (30) days after such determination, Muzak and/or the Participating Muzak Affiliate, or EchoStar, as the case may be, shall pay to the other the amount of such underpayment or overpayment, plus simple interest accrued on a daily basis from the date payment was due to the date of payment, at the prime rate of the Union Bank of Switzerland, New York Branch, in effect at the time of payment. Muzak shall bear all costs related to an audit of EchoStar's books and records, except if such audit reveals an underpayment in excess of five percent (5%) for all payments in the aggregate in the applicable period audited, in which case EchoStar shall pay Muzak's reasonable expenses related to the audit.

               (b) During any audit hereunder, Muzak or its designated representative (at Muzak's cost and expense) may make copies of only those books and records relating to Subscriber accounts of EchoStar that are necessary for the verification of statements and accountings to Muzak and Participating Muzak Affiliates and that were physically examined as part of the audit. Muzak shall provide EchoStar with a copy of the audit report so EchoStar can verify the results of the audit. Muzak acknowledges and agrees that all information disclosed or made available by EchoStar during the course of an audit by Muzak is proprietary to EchoStar. Muzak shall take reasonable precautions to safeguard the confidentiality of all such information, including, without limitation, any copies thereof (and in any event Muzak shall exercise the same precautions it uses to safeguard its own confidential and proprietary information) and shall destroy any such copies upon the mutually-confirmed completion of the audit and payment in full of any fees and other charges determined to be owing as a result of such audit. Muzak shall not, during the Term or at any time thereafter, use any information disclosed or made available by EchoStar in the course of an audit by Muzak for any purpose whatsoever except to verify that EchoStar's payments have been properly computed in accordance with the terms of this Agreement.

               (c) In the event that a party disputes the results of an audit, the parties shall attempt to resolve the matter by conducting a new audit under the joint supervision of their respective independent certified public accountants. In the event that such new audit resolves the dispute, the cost of each party's independent certified public accountants shall be borne by such party. In the event that such new audit fails to resolve the dispute, the matter shall be resolved by binding arbitration in Denver, Colorado under the then applicable rules of the American Arbitration Association and the prevailing party shall be reimbursed by the other party for all of its costs of the second audit and for its reasonable attorneys fees.

DBS PROGRAMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 11

________________________________________________________________________________


SECTION 5.     MUZAK'S TRADEMARKS

     5.1 EchoStar and EchoStar Sales Agents shall not use any of Muzak's trademarks, trade names or service marks without the prior written consent of Muzak (which consent shall be subject to the exclusive rights of Muzak Affiliates to any such trademark, trade name or service mark). All rights to Muzak's trademarks, trade names or service marks shall remain vested in Muzak following any termination of this Agreement, and EchoStar acknowledges that neither it nor any of the EchoStar Sales Agents shall have any rights therein. If consent has been granted by Muzak for EchoStar to use a Muzak Trademark, and if EchoStar submits an example of its intended use of a Muzak trademark, Muzak shall approve or reject such example within five (5) days, otherwise the example shall be deemed approved for use by EchoStar.

SECTION 6.     REPRESENTATIONS, WARRANTIES AND COVENANTS

     6.1       Mutual Representations, Warranties and Covenants.
               ------------------------------------------------

     Each of the parties represents, warrants and covenants to the other that:
(i) it has full power and authority to enter into and fully perform its obligations under this Agreement (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 9.4 below); (ii) it has not and will not during the Term enter into an agreement or arrangement which limits the full performance of its obligations hereunder; (iii) it is and will remain in full compliance with all applicable local, state and Federal laws and regulations, including but not limited to such statutes, laws, rules, regulations and orders enforced, administered, promulgated or pronounced by the FCC; (iv) the execution of this Agreement by it will not: (a) result in any breach of, or constitute a default under, any contract, agreement, corporate charter, bylaw, or other instrument or agreement to which it is a party or by which it or its property may be bound or affected, or (b) require the consent of any third party (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 9.4 below); (v) it has obtained, and shall maintain in full force during the Term, such Federal, state and local authorizations as are necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement; (vi) it is under no obligation and will not become subject to any obligation that might interfere with its performance of this Agreement (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 9.4 below); and (vii) it will comply with all of its representations, warranties, obligations, covenants and responsibilities herein contained. All representations, warranties and covenants made hereunder shall survive the execution of this Agreement.

     6.2       Muzak Content Warranties and Covenants.  Muzak warrants and
               --------------------------------------
covenants that the Music Channels will not be defamatory or obscene and they will not contain any material which violates any copyright, right of privacy or literary or dramatic right of any person or entity. Subject to EchoStar's obligations under Sections 2.1(e) and 2.3 hereof, Muzak warrants

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 12

________________________________________________________________________________


that all applicable payments for Performance Right Fees will be paid by Muzak during the Term, with respect to the sale of all Music Channels to any Residential Subscribers.

SECTION 7.     NONCOMPETITION

     7.1       Muzak Competitors. During the Term, EchoStar shall not, directly
               -----------------
or indirectly, within the Territory: (i) provide transponder space to; (ii) enter into or maintain distributor agreements or relationships with; or (iii) enter into any agreement for the programming or delivery of any audio services via DBS frequencies (12.2 ghz. to 12.7 ghz.) with, the following competitors of Muzak in the sale of commercial music services: [**]. Muzak acknowledges and understands that an Affiliated Entity of EchoStar currently has an agreement with [**] for the distribution of audio services via frequencies outside of the
12.2 ghz. to 12.7 ghz. bandwidth, and further acknowledges and agrees that such relationship is not a violation of this Section 7.1.

     7.2       EchoStar Competitors. During the Term, Muzak shall not, directly,
               --------------------
or indirectly, within the Territory: (i) secure transponder space for; (ii) enter into or maintain distribution agreements or relationships with; or (iii) enter into any agreement for the programming or delivery of any Muzak Services with (A) any entity which delivers video, audio and/or data via DBS frequencies (12.2 ghz. to 12.7 ghz.) or any affiliate, successor or assign of any such entity; or (B) [**].

SECTION 8.      INDEMNIFICATION

     8.1        Indemnification by Muzak. Muzak shall indemnify and hold
                ------------------------
harmless the EchoStar Indemnities from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' and expert's fees) (collectively "Damages") incurred in connection with any claim against any of the EchoStar Indemnities arising out of: (i) Muzak's breach of any provision of this Agreement; (ii) material (including advertising or promotional copy) or programming supplied by Muzak pursuant to this Agreement to the extent that EchoStar Indemnities have not modified, altered or edited such material or programming, or interrupted the distribution of such material or programming without Muzak's prior written consent; (iii) the distribution or cablecast of any programming included in the Music Channels which violates any right of privacy or which is defamatory or obscene in nature, or requires payment for any Performance Right Fees, to the extent the payment of such Performance Right Fees are the responsibility of Muzak hereunder; and/or
(iv) Muzak's advertising and marketing of the Music Channels. In addition, Muzak shall indemnify and hold the EchoStar Indemnities harmless from any Federal, state or local taxes or fees that are based upon revenues derived by, or the operations of, Muzak. Notwithstanding anything to the contrary herein or otherwise, in

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MUZAK/ECHOSTAR
PAGE 13

________________________________________________________________________________


no event shall Muzak have any liability to EchoStar, the EchoStar Indemnities or any other person or entity arising out of, relating to or resulting from the acts or omissions of Muzak's independent Muzak Affiliates, under this Agreement.

     8.2       Indemnification by EchoStar.  EchoStar shall indemnify and hold
               ---------------------------
harmless the Muzak Indemnities from, against and with respect to any and all Damages incurred in connection with any claim against any of the Muzak Indemnities arising out of: (i) EchoStar's breach of any provision of this Agreement; (ii) EchoStar's advertising and marketing of the Music Channels (except for advertising and marketing materials supplied by or approved in writing by Muzak); and (iii) Performance Right Fees with respect to the sale of the Music Channels to Commercial Music Subscribers by EchoStar or by EchoStar Sales Agents or which are otherwise the responsibility of EchoStar hereunder.
In addition, EchoStar shall pay and hold the Muzak Indemnities harmless from any Federal, state or local taxes or fees that are based upon revenues derived by, or the operation of, EchoStar. Notwithstanding anything to the contrary herein or otherwise, in no event shall EchoStar have any liability to Muzak, the Muzak Indemnities or any other person or entity arising out of, relating to or resulting from the acts or omissions of the EchoStar Sales Agents.

     8.3       Indemnification Procedures. Should either party wish to assert a
               --------------------------
claim for indemnification (a "Third Party Claim"), such party (the "Indemnified Party") shall do so by promptly notifying the other party (the "Indemnifying Party") in writing of such claim. The Indemnifying Party shall undertake the defense of any Third Party Claim and permit the Indemnified Party to participate therein at the Indemnified Party's expense. The settlement of any Third Party Claim by an Indemnified Party, without the Indemnifying Party's prior written consent, shall release the Indemnified Party from its obligations hereunder with respect to such Third Party Claim so settled.

SECTION 9.     TERM AND TERMINATION

     9.1       Term.  This Agreement shall commence on the date of execution by
               ----
both EchoStar and Muzak and shall continue until the expiration of the useful life of the EchoStar System satellite on which EchoStar has allocated 2.4 megahertz of transponder capacity to Muzak for carriage of the Exclusive Muzak Channels, unless and until this Agreement is terminated as provided in this
Section 9.

     9.2       Termination Upon Default.  This Agreement may be terminated by a
               ------------------------
party (the "Affected Party"), in accordance with the procedures set forth in
Section 9.3 below, upon the occurrence of any of the following with respect to the other party (the "Other Party"):

               (a) The Other Party loses any Federal Communications Commission, broadcast, performance or other similar license rights necessary to deliver the services to be

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MUZAK/ECHOSTAR
PAGE 14

________________________________________________________________________________


provided to the Affected Party under the terms of this Agreement, and such default is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default cannot reasonably be cured by the Other Party within such sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default shall be extended for a period not to exceed an additional thirty (30) days).

               (b) The Other Party (which for purposes of this Section 9.2(b) shall mean EchoStar alone) commits a payment default which is not: (i) cured within sixty (60) days of receipt of written notice from the Affected Party; or
(ii) reserved against in accordance with the escrow procedures outlined in
Section 9.3 below.

               (c) The Other Party (which, for purposes of this Section 9.2(c) shall mean EchoStar alone) (i) is unable to launch the Muzak Services on the first EchoStar System satellite by October 31, 1996 or (ii) is unable to launch a second EchoStar System satellite by December 31, 1997 (unless EchoStar then allocates, or has allocated, 2.4 megahertz of transponder capacity to Muzak for carriage of the Exclusive Muzak Channels on the first EchoStar System satellite), in each case, including without limitation due to the failure to accomplish Service Launch or due to satellite failures, and such default is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default cannot reasonably be cured by the Other Party within such sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default shall be extended for a period not to exceed an additional thirty (30) days).

               (d) The Other Party defaults on a material obligation or breaches a material representation or warranty in this Agreement or in the Video Agreement, the Uplink Agreement, or the Trademark License Agreement referred to in Section 8.1(a) of the Video Agreement, and such default or breach is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default or breach cannot be reasonably cured by the Other Party within sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default or breach shall be extended for a period of time not to exceed an additional thirty (30) days. A default or breach under this Agreement shall also give rise to a default under the Video Agreement and the Uplink Agreement.

               (e) If the Other Party files bankruptcy, has an involuntary petition in bankruptcy filed against it (which petition is not dismissed within forty five (45) days after filing), is insolvent, makes an assignment for the benefit of creditors or has a trustee appointed to manage the affairs of the Other Party.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 15

________________________________________________________________________________


     9.3       Termination Procedure.  The Affected Party may exercise its
               ---------------------
termination rights pursuant to Section 9.2 only by giving the Other Party a notice of termination delivered in conformance with Section 10.1 of this Agreement. Such notice shall specify the basis of termination, and shall specify the applicable cure period. In the event of a payment default, the Other Party may, within the sixty (60) days cure period referred to in Section 9.2(b) above, escrow the disputed amount with an escrow agent acceptable to the Affected Party, and notify the Affected Party (in conformance with Section 10.1 of this Agreement) that it has done so. If such disputed amount is deposited in escrow in accordance with the prior sentence, the parties shall seek to promptly resolve such dispute in the manner set forth in Section 10.9 and the escrow agent shall be instructed to disburse the disputed amount only upon receipt of written instructions signed by both Muzak and EchoStar. Deposit of the disputed amount in escrow will stay termination of this Agreement until the dispute is resolved by the parties in the manner set forth in Section 10.9 or the parties determine that the dispute cannot be resolved in accordance with Section 10.9. Any dispute regarding whether a termination is effective shall be resolved in the manner set forth in Section 10.9.

     9.4       Consent of Muzak Affiliates.  Nothing in this Agreement shall be
               ---------------------------
binding on any Muzak Affiliate until such time as such Muzak Affiliate executes the Participating Affiliate Agreement and the EchoStar Dealer Agreement (as defined in the Video Agreement), and then only to the extent set forth in such Participating Affiliate Agreement and the EchoStar Dealer Agreement. The parties hereby acknowledge that Muzak Affiliates have certain exclusive rights to distribute certain Muzak Services in their respective areas (the "Exclusive Muzak Territories"), and that the provision of the Music Channels under the terms of this Agreement and the grant of certain rights to EchoStar to distribute certain of the Muzak Services may conflict with those exclusive rights. Accordingly, the performance of this Agreement by Muzak is hereby conditioned upon the prior written consent of all Muzak Affiliates ("Affiliate Consent"), which consent will be solicited by Muzak promptly upon execution of this Agreement. If Muzak fails to obtain Affiliate Consent within thirty (30) days after the execution of this Agreement, Muzak may terminate this Agreement within ten (10) days thereafter by providing written notice to EchoStar, and the Video Agreement and the Uplink Agreement shall also automatically terminate as of the effective date of termination of this Agreement. If Muzak elects not to terminate this Agreement, notwithstanding that Muzak fails to obtain Affiliate Consent, Muzak hereby agrees to indemnify and hold harmless the EchoStar Indemnities from, against and with respect to any and all Damages incurred in connection with any claim by any Muzak Affiliate against any of the EchoStar Indemnities arising out of Muzak's failure to obtain Affiliate Consent.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 16

________________________________________________________________________________


     9.5       Post-Termination Service.
               ------------------------

               (a) Upon any termination of this Agreement, all subscription agreements to the Music Channels sold by EchoStar or EchoStar Sales Agents shall remain the exclusive property of EchoStar.

               (b)  Upon termination of this Agreement by Muzak pursuant to
Section 9.2(a), (d) or (e), EchoStar may request, and Muzak shall continue to provide (subject to restrictions by law), the Music Channels to EchoStar Subscribers for a period of six (6) months, at the same level that such Music Channels were provided prior to termination. During such period, Muzak and the Participating Muzak Affiliates (as applicable) shall be entitled to receive the Commercial Subscriber Fees and the Residential Subscriber Fees, in accordance with Section 4, as if this Agreement was in full force and effect. EchoStar further may request and Muzak shall continue to provide (subject to restrictions by law) the Music Channels to EchoStar Subscribers for an additional period of three (3) months, at the same level that such Music Channels to were provided prior to termination. During such additional three (3) month period, Muzak and the Participating Muzak Affiliates (as applicable) shall be entitled to receive [**] the compensation they would have been entitled to receive if this Agreement was in full force and effect absent termination of this Agreement.

               (c) Upon expiration or termination of this Agreement by EchoStar pursuant to Section 9.1, 9.2(a), (d) or (e), EchoStar may request, and Muzak shall continue to provide (subject to restrictions by law), the Music Channels to EchoStar Subscribers for a period of twelve (12) months, at the same level that such Music Channels were provided prior to termination or expiration.
Muzak and the Participating Muzak Affiliates, as applicable, shall be entitled to receive the Commercial Subscriber Fees and Residential Subscriber Fees in accordance with the provisions of Section 4, as if this Agreement was in full force and effect.

               (d) During the transition period set forth in Section 9.5(b) above, and at any time after termination or expiration of this Agreement, either party may negotiate and/or enter into agreements with any of the parties listed in Section 7, as applicable, which it otherwise would be restricted from doing so pursuant to Section 7 above.

               (e)  Muzak acknowledges and agrees that:

                    (i) all Residential Subscriber information (regardless of whether the Subscriber has purchased Muzak Services); and

                    (ii) all Commercial Subscriber information to the extent neither Muzak nor any Participating Muzak Affiliate has sold Muzak Services to such Commercial Subscriber,

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MUZAK/ECHOSTAR
PAGE 17

________________________________________________________________________________


including but not limited to names, addresses and profiles, are proprietary to, and the exclusive property of, EchoStar. During the term of this Agreement Muzak and the Participating Muzak Affiliates shall use that information only to the extent required for their performance of this Agreement, or as specifically permitted pursuant to this Agreement. Following expiration of the Agreement neither Muzak nor any Participating Muzak Affiliate shall use any such information for any reason, except to the extent specifically permitted above, and for example but not by limitation, at no time either during the term of this Agreement or following expiration thereof, shall Muzak or any Participating Muzak Affiliate sell or otherwise provide that information to any third parties, or use that information to solicit subscribers to subscribe to any other programming service.

               (f) EchoStar acknowledges and agrees that with respect to Commercial Subscribers which have been sold Muzak Services by either Muzak or a Participating Muzak Affiliate, all Commercial Subscriber information, including but not limited to names, addresses and profiles, are proprietary to, and the exclusive property of, Muzak or the applicable Participating Muzak Affiliate. During the term of this Agreement EchoStar and EchoStar Sales Agents shall use that information only to the extent required for their performance of this Agreement, or as specifically permitted pursuant to this Agreement. Following expiration of this Agreement EchoStar and EchoStar Sales Agents shall not use any such information for any reason, except to the extent specifically permitted above, and for example but not by limitation, at no time during the term of this Agreement shall EchoStar or EchoStar Sales Agents sell or otherwise provide that information to any third parties, and at no time either during the term of this Agreement or following termination shall EchoStar or EchoStar Sales Agents use that information to solicit subscribers to subscribe to any other programming service.

     EchoStar, Muzak and the Muzak Affiliates agree that with respect to any Commercial Subscriber not falling into one of the above categories, upon, and at any time after, expiration of this Agreement, either party may solicit the Commercial Subscriber to purchase any services, subject to a party's rights in existing contracts.

     The solicitation or sale of any services to any subscriber by Muzak or a Participating Muzak Affiliate, on the one hand, or EchoStar or an EchoStar Sales Agent, on the other hand, shall not be deemed to violate this Section if proprietary subscriber information of the other party (as described in this Section) is not used in connection with such solicitation or sale.

               (g) The parties acknowledge that, in the event of any actual or threatened breach of paragraph (e) or (f) above, EchoStar, in the case of paragraph (e) and Muzak and Participating Muzak Affiliates, in the case of paragraph (f), will suffer irreparable and ongoing harm which, while substantial, will not be fully compensable by damages. As a consequence, in the event of any actual or threatened breach of such provisions, the non-breaching party may, in addition and supplementary to any and all other rights and remedies existing in its favor,

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 18

________________________________________________________________________________


obtain immediate and ongoing injunctive relief, enjoining or restraining whatever violation may have occurred or be occurring or may have been threatened. This injunctive relief shall be in the form of a temporary restraining order, preliminary injunction or similar relief, and a permanent injunction, as may be sought by the non-breaching party.

     9.6       Limitation of Liability.
               -----------------------

               (a) Upon expiration or in the event this Agreement terminates or is terminated for any reason set forth herein, if EchoStar is not in breach of this Agreement, then EchoStar and its Affiliated Entities shall have no liability or obligation to Muzak whatsoever, and for example, but not by way of limitation, Muzak shall have no right to require EchoStar to continue to distribute the Music Channels. Muzak agrees that upon expiration or in the event of termination of this Agreement for any reason, if EchoStar is not in breach of this Agreement, no amounts spent in its fulfillment will be recoverable by Muzak from EchoStar or any of its Affiliated Entities.

               (b) Upon expiration or in the event this Agreement terminates or is terminated for any reason set forth herein, if Muzak is not in breach of this Agreement, then Muzak and its Affiliated Entities shall have no liability or obligation to EchoStar whatsoever, and for example, but not by way of limitation, EchoStar shall have no right to require Muzak to continue to permit EchoStar to distribute the Music Channels (except as required pursuant to Section 9.5 above). EchoStar agrees that upon expiration or in the event of termination of this Agreement for any reason, if Muzak is not in breach of this Agreement, no amounts spent in its fulfillment will be recoverable by EchoStar from Muzak or any of its Affiliated Entities.

     (c) Notwithstanding any provision in this Agreement to the contrary, under no circumstances shall either party be liable to the other party for exemplary, special, incidental or consequential damages, including, without limitation, any payment for lost business, future profits, loss of goodwill, reimbursement for expenditures or investments made or commitments entered into, creation of clientele, advertising costs, termination of employees or employees' salaries, or overhead or facilities incurred or acquired based upon the business derived or anticipated under this Agreement.

     9.7       Survival of Terms. The rights and obligations pursuant to
               -----------------
Sections 4, 5, 6, 8, 9.5, 9.6, 9.7, 10.4 and 10.7 shall survive expiration or termination of this Agreement. Any obligations of the parties arising prior to termination shall survive termination of this Agreement and continue in full force and effect until the same have been completely discharged.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 19

________________________________________________________________________________


SECTION 10.    MISCELLANEOUS

     10.1      Notices. Except as set forth below, all notices hereunder shall
               -------
be in writing and delivered by hand or sent by certified mail, return receipt requested, overnight delivery service or by facsimile to the receiving party at its address or facsimile number set forth below or as otherwise designated by written notice. Notice to EchoStar shall be provided as follows:

                          EchoStar Satellite Corporation
                          90 Inverness Circle East
                          Englewood, Colorado  80112
                          Attention: Carl E. Vogel, Executive Vice President
                                     and Chief Operating Officer
                          Fax:  (303) 799-0354

     with copy to:  EchoStar Satellite Corporation
                          90 Inverness Circle East
                          Englewood, Colorado  80112
                          Attention: David K. Moskowitz, Vice President
                                      and General Counsel
                          Fax:  (303) 799-0354

Notice to Muzak shall be provided as follows:

                          Muzak Limited Partnership
                          2901 Third Avenue, Suite 400
                          Suite 400
                          Seattle, WA  98121
                          Attention:  President
                          Fax: (203) 623-6210

Notice given by mail shall be considered to have been given five (5) days after the date of mailing, postage prepaid certified or registered mail. Notice given by an overnight delivery service shall be considered to have been given on the next business day. Notice given by facsimile shall be considered to have been given on the date receipt thereof is confirmed during normal business hours, with a hard copy to be mailed promptly thereafter.

     10.2      Waiver.  The failure of any party to insist upon strict
               ------
performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHOSTAR
PAGE 20

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     10.3      Binding Agreement; Assignment. This Agreement shall be binding
               -----------------------------
upon the parties hereto and their respective successors and assigns, except that it may not be assigned (by transfer or by operation of law) by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement without the prior written consent of the other party in connection with the sale of all or substantially all of its assets or equity interests (including any sale of equity interests effected through a merger). Notwithstanding the above, upon thirty (30) days prior written notice, either party may assign this Agreement without the other party's consent to an Affiliated Entity.

     10.4      Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Colorado applicable to contracts made and fully performed therein by parties domiciled therein, without regard to the conflicts of laws provisions thereof, except to the extent that the parties' respective rights and obligations are subject to mandatory local, state and federal laws or regulations.

     10.5      Entire Agreement and Section Headings.  This Agreement sets forth
               -------------------------------------
the entire agreement and understanding of the parties relating to the subject matter hereof. This Agreement shall not be modified other than in a writing, signed by each of the parties hereto. The Section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

     10.6      Severability.  The parties agree that each provision of this
               ------------
Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.

     10.7      Confidentiality; Press Release.
               ------------------------------

               (a) At all times during the Term and for a period of three (3) years thereafter, the parties and their employees (and with respect to Muzak, all Muzak Affiliates must agree in writing (through the Muzak Affiliation Agreement or otherwise) to comply fully with all of the confidentiality provisions of this Agreement prior to disclosure by Muzak of any information regarding EchoStar, this Agreement and any other agreements between the parties in any way related to this Agreement) will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired or devised or developed in any manner from the other party's personnel or files, and that they have not and will not reveal the same to any persons not employed by the

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MUZAK/ECHOSTAR
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________________________________________________________________________________


other party (with the exception of Muzak Affiliates, but solely for the purpose of seeking Affiliate Consent, and to perform if Affiliate Consent is received) except: (i) at the written direction of such party; (ii) to the extent necessary to comply with law, the valid order of a court of competent jurisdiction or the valid order or requirement of the Securities and Exchange Commission or any successor agency thereto, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 10.7; (iv) in order to enforce any of its rights pursuant to this Agreement; (v) to Affiliated Entities, potential investors, insurers and financing entities, and such Affiliated Entities, potential investors, insurers and financing entities agree to be bound by the provisions of this Section 10.7; and (vi) to the extent necessary to permit the performance of obligations under this Agreement. At all times during the term of this Agreement, EchoStar shall, and shall cause the EchoStar Agents to, disclose the identity of Muzak as the source of the Residential Services only with the prior written consent of Muzak, subject to exceptions identified in the prior sentence. EchoStar will be a named third party beneficiary of the agreements of Participating Muzak Affiliates to comply with the terms of this provision.

               (b) Promptly after the date of execution of this Agreement, the parties shall use their reasonable best efforts to agree upon a mutually acceptable press release with respect to the parties' general business relationship under this Agreement and to jointly issue and release such press release at a date and time mutually agreed upon.

     10.8      Force Majeure.
               -------------

               (a) Neither EchoStar nor Muzak shall be responsible for any failure or delay in the performance of any of their respective obligations under this Agreement due to labor disputes, wars, riots, public disorders, acts of God, labor dispute, natural disaster, technical failure (including the failure of all or part of the domestic communications satellite, or transponders on which the Muzak Channels are delivered by Muzak to EchoStar or by EchoStar to EchoStar Subscribers, or of the related uplinking or other equipment) or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence (any such event a "Force Majeure"). The Term shall be suspended during the period when a party is unable to fulfill its obligations hereunder by reason of such occurrence. In addition, the Programming Fees payable by EchoStar shall be reduced on a prorated basis if, by reason of Force Majeure, an EchoStar Subscriber receives the Residential Service for less than a full month.

               (b) If after launch of EchoStar's first DBS satellite a Force Majeure event decreases the number of available operating transponders on the EchoStar System, after

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MUZAK/ECHOSTAR
PAGE 22

________________________________________________________________________________


allocating transponder space to video programming suppliers to which EchoStar is contractually obligated to allocate a specified number of channels, EchoStar will then allocate remaining operating transponder space to Muzak on a pro rata basis, taking into consideration the amount of bandwidth utilized to deliver the Muzak Channels prior to such decrease in available operating transponders as a percentage of all available bandwidth utilized to deliver all other programming services (excluding those video programming suppliers to which EchoStar is contractually obligated to allocate a specified number of channels).

     10.9      Dispute Resolution.
               ------------------

               (a)  Initial Dispute Resolution Procedures.  Any dispute or
                    -------------------------------------
disagreement between EchoStar and Muzak arising out of this Agreement shall be resolved according to the following dispute resolution procedure. First, such dispute shall be addressed to each party's project manager (or equivalent level manager) for discussion and attempted resolution. If any such dispute cannot be resolved by such project managers within five (5) business days after the date that either party gives notice that such dispute or disagreement exists, then such dispute shall be immediately referred to the respective presidents for discussion and attempted resolution.

               (b)  Subsequent Dispute Resolution Procedures. If a dispute
                    ----------------------------------------
cannot be resolved to the mutual satisfaction of both parties within five (5) business days (or such longer period as may be mutually agreed upon) after the second-tier referral described in Section 10.9(a) above, then such dispute shall be submitted to binding arbitration in Seattle, Washington pursuant to the then applicable rules of the American Arbitration Association.

     10.10     Independent Contractors. The parties hereto acknowledge and agree
               -----------------------
that the relationship established under the Agreement shall be that of independent contractors. EchoStar and Muzak shall not be deemed partners or joint venturers for one another for any purpose whatsoever.

     10.11     Compliance with Law. The parties shall comply with, and agree
               -------------------
that this Agreement is subject to, all applicable Federal, state and local laws, rules and regulations, including, without limitation, all of the provisions of the Communications Act of 1934 and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

DBS PROGRAMMING AFFILIATION AGREEMENT
MUZAK/ECHSOTAR
PAGE 23

________________________________________________________________________________


     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                               ECHOSTAR SATELLITE CORPORATION



                               By:__________________________________
                                 Name:
                                 Title:


                               MUZAK LIMITED PARTNERSHIP



                               By:/s/ John R. Jester
                                  ----------------------------------
                                 Name:  John R. Jester
                                 Title: President